Exhibit 4.1

FORM OF

WARRANT

August 1, 2013

THE STANDARD REGISTER COMPANY

WARRANT FOR THE PURCHASE OF SHARES OF

COMMON STOCK OF THE STANDARD REGISTER COMPANY

Warrant to PurchaseShares

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, DISTRIBUTED, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY EXEMPTION FROM REGISTRATION UNDER SAID ACT, OR APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAW, RELATING TO ANY SUCH DISPOSITION, INCLUDING RULE 144. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE SHAREHOLDERS AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

THIS WARRANT MAY NOT BE EXERCISED UNTIL THE DATE ON WHICH THE COMPANY RECEIVES THE COMPANY SHAREHOLDER APPROVAL (AS DEFINED HEREIN). THERE IS NO ASSURANCE THAT SUCH APPROVAL WILL BE RECEIVED AND, AS SUCH, THAT THIS WARRANT WILL EVER BECOME EXERCISABLE.

FOR VALUE RECEIVED, The Standard Register Company, an Ohio corporation (the “Company”), hereby certifies that [   ], its successor or permitted assigns (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company, at the times specified herein, [   ] fully paid and nonassessable shares of Common Stock of the Company, par value $1.00 per share (the “Common Stock”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as set forth below.

1.

Definitions.

(a) The following terms, as used herein, have the following meanings:

-

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in The City of New York.

“Capital Stock ” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Class A Common Stock” means the Class A Common Stock, with a par value of $1.00, of the Company.

“Close of Business” shall mean 5:00 p.m., Eastern Time, on any Business Day.

“Company Shareholder Approval” has the meaning set forth in the Amendment and Restatement Agreement.

“Company Shareholder Meeting” means a special or annual meeting of the Company’s shareholders.

“Current Market Price Per Common Share” shall mean the average (weighted by daily trading volume) of the Daily Prices per share of the Common Stock for the 20 consecutive trading days immediately prior to such date.

“Daily Price” shall mean (i) if the shares of Common Stock are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape; or (ii) if the shares of Common Stock are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded. If on any determination date the shares of Common Stock are not listed or traded by NYSE or any principal national securities exchange, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined, in good faith, by the Board of Directors; provided, that if the Holder disagrees with such determination of the Current Market Price Per Common Share by the Board of Directors (and the Holder and the Company are unable to agree within a reasonable period of time (not to exceed 60 days from the Company’s receipt of the Warrant Exercise Notice), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors and the Holder.  The determination of such firm shall be final, conclusive and binding on the Company and the Holder.  The costs of the determination of the Current Market Price Per Common Share by such firm, including the fees and expenses of such firm and of any enforcement of the determination thereof, shall be borne equally by the Holder and the Company.

“Exercise Price” means $0.00001 per Warrant Share.

“Expiration Date” means the earlier of Close of Business on (i) the twentieth year anniversary of the date hereof and (ii) the last day of the three month period following the date on which the Company Shareholder Approval has been obtained (provided, that if such day is not a Business Day, then “Expiration Date” means the next succeeding day that shall be a Business Day).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

 “Shareholders Agreement” means the Shareholders Agreement dated as of the date hereof among the Company, Silver Point Capital, L.P., as Minority Shareholder Representative, and the shareholders listed on the signature pages thereto.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution of this Warrant.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

“Warrant Assignment Form” means an assignment agreement in the form annexed hereto as Annex C.

“Warrant Exercise Notice” means a notice in the form annexed hereto as Annex A.

“Warrant Exercise Subscription Form” means a subscription agreement in the form annexed hereto as Annex B.

(a)

Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Shareholders Agreement.

2.

Exercise of Warrant; Termination of Warrant.

(a)

The Holder is entitled to exercise this warrant (the “Warrant”) on any Business Day after the Company obtains the Company Shareholder Approval until the Expiration Date. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. Upon delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant, including the Warrant Exercise Subscription Form annexed hereto, duly executed by the Holder, together with payment of the applicable Exercise Price (subject to Section 2(e) below). Upon receipt by the Company of such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant

Shares, notwithstanding that the stock transfer books of the Company shall then be closed, or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)

The Exercise Price may be paid in cash, by certified, official bank check or bank cashier’s check payable to the order of the Company, by any combination of such cash or check or by reduction in the number of Shares that would otherwise be issued upon exercise pursuant to Section 2(e). The Company shall pay any and all documentary, stamp or similar issue, or transfer taxes or other governmental charges payable in respect of the issue or delivery of the Warrant Shares.

(c)

The Holder may only exercise this Warrant in full; a partial exercise of this Warrant shall not be permitted.

(d)

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall, as soon as reasonably practicable, but in any case within two Business Days, transfer to the Holder appropriate evidence of ownership of the shares of Common Stock, or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder, or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount, in cash, in lieu of any fraction of a share as provided in Section 5 below (to the extent the Company elects to pay such cash amount in lieu of any fraction of a share).

(e)

In lieu of making the cash payment required to exercise the Warrant pursuant to Section 2(a) (but in all other respects in accordance with the exercise procedure set forth in Section 2(a)), the Holder may elect to convert this Warrant (in whole) into shares of Common Stock via a cashless exercise, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C and (c) dividing the product by A, as set forth in the following equation:

X = (A - B) x C where:

A

X =

the number of shares of Common Stock issuable upon exercise pursuant to this Section 2(e).

A =

the Current Market Price Per Common Share on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to Section 2(a).

B =

the Exercise Price.

C =

the number of Warrant Shares issuable upon exercise of this Warrant.

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this Section 2(e).

(f)

To the extent this Warrant has not been, as of the Expiration Date, previously exercised, and both the Company Shareholder Approval has been obtained and the Current Market Price Per Common Share is greater than the applicable Exercise Price then in effect, this Warrant shall be deemed automatically exercised on a cashless basis pursuant to Section 2(e) (even if this Warrant is not surrendered pursuant to Section 2(a), provided that the Holder shall still be obligated to return this Warrant to the Company as soon as reasonably) on such Expiration Date. For purposes of such automatic exercise, the Current Market Price Per Common Share per share of the Common Stock on the date of such expiration (or the next succeeding Business Day if such date is not a Business Day) shall be used when calculating the Warrant Share amount in accordance with Section 2(e). To the extent this Warrant is deemed automatically exercised pursuant to this Section 2(f), the Company agrees to as soon as reasonably practical notify the Holder of the number of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise.

(g)

To the extent this Warrant has not been, as of the Expiration Date, previously exercised, and both the Company Shareholder Approval has been obtained and the Current Market Price Per Common Share is equal to or less than the applicable Exercise Price then in effect, this Warrant shall automatically terminate and be of no further force and effect.

(h)

The Company and the Holder each agree to treat this Warrant as stock for US federal income tax purposes.  Any exercise of this Warrant made pursuant to the provisions of this Section 2 is a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to a plan of reorganization within the meaning of Section 354 of the Code.

3.

Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that the Company, in good faith, deems it necessary (with any changes or modifications thereto that the Company deems appropriate).

4.

Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant and all other outstanding warrants of the Company as will be sufficient to permit the exercise of this Warrant and any other warrants of the Company.

5.

Fractional Shares. The Company may, in its sole and absolute discretion, issue fractional shares upon the exercise of this Warrant, or, in lieu of delivery of any such fractional share upon any exercise hereof, pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise.

6.

Exchange, Transfer of Warrant.

(a)

The Holder agrees that it will not transfer this Warrant or its rights hereunder; provided that, subject to compliance with all applicable securities laws, the Holder may transfer this Warrant or its rights hereunder to the extent that such a transfer is permitted under the Shareholders Agreement (including Section 4.2 thereof); provided, further, that the Holder agrees that it will not transfer this Warrant or its rights hereunder to any Person that is not an Affiliate of the Holder during the period in which the Company is seeking to obtain the Company Shareholder Approval for the initial time, such restriction not to exceed six months. For the purpose of this Section 6(a), all references to “shares of Common Stock” in the Shareholders Agreement shall be treated as references to this Warrant or the Holder’s rights hereunder.

(b)

Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

(c)

Subject to compliance with Section 6(a), upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

(d)

In addition to the transfer restrictions set forth above, the Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, offer for sale, pledge, hypothecate, distribute, transfer or otherwise dispose of this Warrant or any Warrant Share issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect or (ii) the availability of any exemption from registration under the Securities Act or applicable U.S. federal or state securities law, including the safe harbor provided for by Rule 144 promulgated under the Securities Act for the sale of such securities (subject to any volume or manner of sale restrictions under the Securities Act).

7.

Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

8.

Adjustments. The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the “Exercise Rate”) will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8.  For purposes of this Section 8, the “Common Stock” shall mean shares now or hereafter authorized of any class of common stock of the Company (including Class A Common Stock), however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a)

Adjustments for Change in Common Stock.  If at any time after the date of this Warrant the Company:

(i)

pays a dividend or makes a distribution on its Common Stock exclusively in shares of its Common Stock;

(ii)

subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)

combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)

issues by reclassification of its Common Stock any Capital Stock of the Company; or

(v)

pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted upon occurrence of such event so that the Holder may receive the aggregate number and kind of shares of equity of the Company which the Holder would have owned immediately following such action if this Warrant had been exercised immediately prior to such action (or, in the case of a dividend or distribution of Common Stock, immediately prior to the Record Date therefor).  An adjustment made pursuant to this Section 8(a) shall become effective immediately after the distribution date, retroactive to the Record Date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of its equity, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If upon exercise of this Warrant after an adjustment to the Exercise Rate pursuant to clauses (iv) or (v) of this Section 8(a), the Holder may receive shares of two or more classes or series of equity of the Company, the exercise rights and the Exercise Rate of each class of equity shall thereafter be subject to further adjustment on terms comparable to those applicable to the Common Stock in this Section 8.  The adjustment pursuant to this Section 8(a) shall be made successively each time that any event listed in this Section 8(a) above shall occur.

(b)

Adjustment for Dividends and Other Distributions.  In case the Company shall make a dividend or other distribution on the Common Stock (other than a distribution covered by Section 8(a)), the Holder shall be entitled to receive (and the Company shall pay and/or distribute) at such time the cash, or subject to shareholder approval (to the extent required by applicable law), stock or other securities or property to which the Holder would have been entitled by way of dividends and distributions if the Holder had exercised this Warrant immediately prior to the declaration of such dividend or the making of such distribution (or, if earlier, the Record Date therefor) so as to be entitled thereto.

(c)

Upon each adjustment in the number of Warrant Shares for which this Warrant is exercisable pursuant to this Section 8, the Exercise Price shall be adjusted to equal an amount per share of Common Stock equal to the Exercise Price before such adjustment multiplied by a fraction, of which the numerator is the number of Warrant Shares for which this

Warrant is exercisable immediately before giving effect to such adjustment and the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after giving effect to such adjustment.

9.

Consolidation, Merger, Recapitalization or Sale of Assets. In case at any time, irrespective of whether the Company Shareholder Approval has been obtained, the Company shall be party to any transaction  (including a consolidation, merger, sale or transfer of all or substantially all of the assets of the Company or recapitalization of the Common Stock not subject to adjustment under Sections 8(a) and (b)) in which previously outstanding Common Stock shall be converted or changed in to or exchanged for different securities of the Company or Common Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction, a “Transaction”), lawful and adequate provisions shall be made so that Holder, upon exercise thereof at any time on or after the consummation of the Transaction, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to such consummation, the securities, cash or other property to which the Holder would have been entitled upon consummation of the Transaction if the Holder had exercised this Warrant immediately prior thereto subject to the adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in Section 8. Subject to the next succeeding paragraph, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any Transaction so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property.  The provisions of this Section 9 shall similarly apply to successive consolidations, mergers, sales, leases, transfers and recapitalizations.

In the event of (i) a Transaction where consideration to all holders of the Capital Stock of the Company in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holder shall only be entitled to receive, upon surrender of this Warrant, such cash distributions (or, in the case of in-kind distributions upon dissolution, liquidation or winding-up of the Company, such other consideration as is being so distributed) on an equal basis with the holders of Capital Stock, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

10.

Representations and Warranties by the Company.

(a)

The Company has full corporate power and authority to execute and deliver this Warrant, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the authorization, issuance and delivery of the Warrant Shares. The execution, delivery and performance by the Company of this Warrant and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)

The Warrant Shares to be issued hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Warrant and applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder.

11.

Representations and Warranties by the Holder.

(a)

The Holder has the full corporate power and authority to execute and deliver this Warrant, to perform its obligations hereunder, and the execution, delivery and performance by the Holder of this Warrant has been duly and validly authorized by all necessary corporate action and no other proceedings on the part of the Holder are necessary to execute and deliver this Warrant. This Warrant has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)

The Holder is acquiring the this Warrant and the Warrant Shares(the “Securities”) for its own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder does not have any present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Holder has not been formed for the specific purpose of acquiring the Securities.

(c)

The Holder understands that the Securities have not been, and will not be, registered under the Securities Act, and will be issued pursuant to an exemption from the registration provisions of the Securities Act. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely, unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and requirements relating to the Company that are outside of the Holder’s control, and that the Company is under no obligation, and may not be able, to satisfy.

(d)

The Holder is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a sophisticated investor, experienced in investing in securities of companies similar to the Company, is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

12.

Survival of Representations and Warranties. Unless otherwise set forth in this Warrant, the warranties, representations and covenants of the Company and the Holder contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

13.

Successors and Assigns. The Holder may not assign (including by operation of law) this Warrant or any of its rights, interests or obligations in this Warrant without the prior written approval of the Company. Any purported assignment without such consent shall be void. Notwithstanding the foregoing, the Holder may, without such prior written approval of the Company, assign this Warrant and any of its rights, interests and obligations in this Warrant to any Person to whom the Holder transfers this Warrant in accordance with the Shareholders Agreement (including Section 4.2 thereof).

14.

Notices. All notices and other communications given hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

The Standard Register Company600 Albany Street

Dayton, Ohio 45417Facsimile:  (937) 221-3431Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP200 Park AvenueNew York, New York 10166Facsimile: (212) 351-6202Attention: Barbara L. Becker

If to the Holder:

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile: (212) 859-4000

Attention: Christopher Ewan

                  David L. Shaw

15.

No Third-Party Beneficiaries. Nothing in this Warrant, express or implied, is intended to or shall confer upon any other Person other than the Holder, the Company and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature under or by reason of this Warrant.

16.

Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

17.

Governing Law. This Warrant and all disputes or controversies arising out of or relating to this Warrant or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Ohio, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Ohio.

18.

Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Warrant brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Ohio. Each of the parties irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Warrant and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts of the State of Ohio, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by a court of the State of Ohio. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Ohio for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Warrant, or the subject matter hereof, may not be enforced in or by such courts.

19.

Waiver of Jury Trial. EACH OF THE PARTIES TO THIS WARRANT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.

Amendments. No amendment, modification, supplement or waiver of any provision of this Warrant shall be effective unless it is in writing and signed by the Holder and the Company, and then only in the specific instance and for the specific purpose stated therein.

21.

Waivers. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party hereto, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any breach, default or noncompliance of any action or omission to act of either party hereto. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of either party hereto of any breach, default or noncompliance under this Warrant or any waiver on such party's part of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

22.

Severability. Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

23.

Counterparts; Facsimile Signatures. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Warrant may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

24.

Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. All words used in this Warrant will be construed to be of such gender or number as the circumstances require. All documents annexed to this Warrant are incorporated in and made a part of this Warrant. The word “including” and words of similar import when used in this Warrant will mean “including, without limitation,” unless otherwise specified.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.

THE STANDARD REGISTER COMPANY

By: ____________________________

Name:

Title:

Acknowledged and Agreed:

[HOLDER]

By:  ____________________

Name:

Title:

WARRANT EXERCISE NOTICE

(To be delivered prior to exercise of the Warrant

by execution of the Warrant Exercise Subscription Form)

To:

The Standard Register Company

The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $1.00 per share, of The Standard Register Company. The undersigned intends to exercise the Warrant to purchase ___________ shares (the “Shares”) at $______ per Share (the Exercise Price currently in effect pursuant to the Warrant). As indicated below, the undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) or by reduction in the number of Shares that would otherwise be issued upon exercise pursuant to Section 2(e) of the Warrant.

Date: _________________

__________________________________

(Signature of Owner)

__________________________________

(Street Address)

__________________________________

(City)

(State)

(Zip Code)

Payment:

[   ]

$_____________cash

[   ]

$_____________check

[   ]

Reduction in number of Shares

WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Warrant

after delivery of Warrant Exercise Notice)

To:

The Standard Register Company

The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the “Shares”) of Common Stock, par value $1.00 per share, of The Standard Register Company (the “Company”) at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made as specified in the undersigned's previously delivered Warrant Exercise Notice), all on the terms and conditions specified in the within Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: _________________

__________________________________

(Signature of Owner)

__________________________________

(Street Address)

__________________________________

(City)

(State)

(Zip Code)

Securities and/or check to be issued to:

________________________________

Please insert social security or identifying number:

________________________

Name:

____________________________________________________________

Street Address:

_____________________________________________________

City, State and Zip Code:

_____________________________________________

WARRANT ASSIGNMENT FORM

Dated ________________, _____

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto ____________________________________________ (the “Assignee”),

(please type or print in block letters)

____________________________________________________________________________

(insert address)

its right to purchase up to ___________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature: ____________________________________